                                                                      EXHIBIT 21



                          FI LIQUIDATING COMPANY, INC.
                          (FORMERLY FLEXTRONICS, INC.)
                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


                                                   Jurisdiction
       Name of                                          of
      Subsidiary                                   Incorporation
      ----------                                   -------------
Flextronics California, Inc.                       California

Flextronics Southeast, Inc.                        South Carolina

Flextronics Manufacturing, Inc.                    California (1)
(formerly Flextronics International, Inc.)

Flextronics Massachusetts, Inc.                    Massachusetts (1)

C.G. Industries                                    California (1)

J.T.E. Graphics, Inc.                              California (1)

ETC Flextronics, Inc.                              California (1)

S.R.L., Inc.                                       California (1)

All subsidiary shares are held of record by either FI Liquidating Company, Inc., or Portola Industries, Inc. (now FI Liquidating Company, Inc.).


(1)  Secretary of State has suspended activities.

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